Rule 424(b)(2)
                                                           File No. 333-103812

Pricing Supplement No. 1 Dated May 8, 2003

(To Prospectus dated March 24, 2003 and
Prospectus Supplement dated April 15, 2003)

$250,000,000
IDAHO POWER COMPANY
First Mortgage Bonds, Secured Medium-Term Notes, Series E

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Title of Securities: 4.25% First Mortgage Bonds due 2013

Principal Amount: $24,500,000     Original Issue Date:  May 13, 2003

Interest rate: 4.25%              Maturity Date: October 1, 2013

Issue Price: 99.465% payable in   Proceeds to Issuer After
             immediately          Commission:  98.840%
             available funds

Agent's Commission:  0.625 %      Original Interest Accrual Date: May 13, 2003

Form:  Book-Entry

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Redemption:      We cannot redeem these notes prior to maturity.

Capacity:        Banc of America Securities LLC acted as our agent in this sale.

Use of Proceeds: We will use the net proceeds from the sale of these notes and the other notes that we are selling today to repay a portion of our short-term debt.


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                                     Agent:

                         Banc of America Securities LLC